EXECUTIVE EMPLOYMENT CONTRACT
Employment, Noncompetition, and Nondisclosure Agreement



THIS AGREEMENT is entered into on 12th day of February, 1999 by American Quantum Cycles, Inc., a Florida corporation, and Richard K. Hagen (enter employee's name), a resident of 3400 Ocean Beach Blvd, Cocoa Beach, Florida, 32931 (enter employee's address).

WITNESSETH: WHEREAS, Employee is an employee of the Corporation, with access to certain sensitive and confidential information and records of the Corporation, and

WHEREAS, as a part of such employment, the Corporation has requested that the Employee execute and deliver to it this Agreement;

NOW, THEREFORE, for good and valuable consideration from the Corporation, including, but not limited to, the Employee's present employment with the Corporation, Employee promises as follows:

1. Duties. Employee shall perform all work, duties, actions, and services as directed by the Corporation. Employee shall substantially devote Employee's entire work time, attention, and energies (exclusive of vacation periods) to the Corporation's business. Employee shall not, without the Corporation's consent, engage in any other conflicting or extensive business activity, whether or not such activity is pursued for gain or other financial advantage. However, the Employee may invest personal assets if Employee's services will not be required for the operation of the enterprises in which the investments are made.

2. Return of records. If Employee's employment by the Corporation terminates, Employee shall immediately return to the Corporation all records and documents pertaining to the Corporation's business, including without limitation, any letters, customer lists, agreements, graphs, artwork, papers, computer disks or other media, and all copies of such items. Employee shall not turn over copies of such records or documents, or the information contained in them, to any person or entity, except as required by the Employee's work for the Corporation.

3. Noncompetition. For three (3) years after the termination of Employee's employment with the Corporation, Employee shall not directly or indirectly compete with the Corporation in any business of the kind that has been conducted by the Corporation. Neither shall Employee assist, either as an employee, consultant, or as an owner/officer, any person or entity to compete with the Corporation in such a business.

4. Nondisclosure. Employee shall not at any time disclose to any person or party, directly or indirectly, any of the secret or confidential information of the Corporation. Such information includes, but is not limited to, the names and addresses of all customers and suppliers, the manufacturing processes, know-how, trade secrets, and all other similar and related information of the Corporation.

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5.       Good faith. At all times pertinent to this Agreement, Employee shall act honestly and in good faith toward the Corporation in carrying out Employee's responsibilities and duties under the Agreement.

6. Termination of employment. Employee's employment by the Corporation will be for a period of 3 years from the date of the execution of this Agreement, and will automatically terminate at the end of the term. Employee's employment can terminate on two (2) weeks prior notice, in writing, by either party to the other or on Employee's death. The Corporation shall be deemed in default of this employment contract should the Employee be given more than a fifteen percent (15%) decrease in base salary; and/or the Employee is demoted in title and/or position; and/or the Employee does not receive a regular base salary paycheck for four (4) sequential pay periods. Despite the first two (2) sentences of this paragraph, the Corporation can immediately terminate Employee's employment without giving two (2) weeks prior notice if cause for immediate termination exists. Such cause include, but are not limited to:

         a. gross misconduct or gross mismanagement of Corporation business;

         b. after written notice, repeated failure to effectively or efficiently perform Employee's duties under this Agreement;

         c.       Employee's violation of any part of this Agreement;

         d. breach of Employee's duty of trust to the Corporation, its directors, and its shareholders;

         e. falsification of any information that Employee gives to any officer or director of the Corporation;

         f. Employee's intentional violation of any federal, state, or local law, ordinance, or regulation that adversely affects the Corporation, its directors, or its shareholders;

         g. determination by a court of competent jurisdiction that Employee is prohibited for any reason from performing Employee's duties under this Agreement; and

         h. any fraud, theft, or dishonesty by Employee that adversely affects the Corporation or its board of directors.

7. Injunctive relief. Employee agrees that any breach of Employee's promises in this Agreement may cause permanent or irreparable damage to the Corporation and that consequently the Corporation will be entitled to injunctive relief prohibiting any breach or to the specific performance of this Agreement. This does not limit any other type of relief that the Corporation might be entitled to for any breach of the Agreement by Employee, including, but not limited to, an appropriate award of compensatory damages or punitive damages or both.

8.       Interpretation. It is intended by Employee and the Corporation that:

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         a.       this Agreement be reasonable interpreted in all respects to give meaning and validity to Employee's promises;

         b. any terms or limitation that may be required to uphold the validity of the Agreement be inferred, with the understanding that the Corporation have all the protection under the Agreement as can be reasonable and properly be granted; and

         c. the Agreement be construed and enforced in a manner fully consistent with the understanding that the Employee and the Corporation shall act in good faith at all times and in all respects pertinent to the Agreement.

9. Consideration acknowledged. Employee acknowledges receiving, through employment with the Corporation, good and valuable consideration for Employee's promises in this Agreement. Employee agrees not to raise, assert, or present any contentions to the contrary as a defense against the enforcement of this Agreement.

         a.       Base Compensation:
                  For all the services rendered and to be rendered by the Employee hereunder, the Corporation shall pay the Employee an annual salary at the rate of $200,000.00, less such withholding and other deductions as may be required by law or any employee benefit plan in which the Employee participates, payable in installments at such times as the Corporation customarily pays its executive officers. During the employment term, the Employee shall also be entitled to 2 weeks of paid vacation and 10 days of paid sick leave and 5 paid personal days in each calendar year of the employment term. The Employee shall be permitted to participate in such life insurance, medical plan and other fringe benefit programs of the Corporation as may exist from time to time on the same basis as other senior executives.

         b.       Incentive Compensation:
                  In addition to the base compensation listed above in Section 9a, for each calendar year of the employment term the Employee shall be entitled to the following performance based incentives: (1) Cash and stock incentives as approved by the Board of Directors, (2) Car allowance, $1000/month

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         c.       Expenses:

                  The Corporation will reimburse the Employee for all ordinary and necessary out-of-pocket business expenses incurred by the Employee in connection with the discharge of the Employee's duties and responsibilities during the Employee's employment term in accordance with the Corporation's expense approval

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                  procedures then in effect and upon presentation to the
                  Corporation of an itemized account and written proof of such expenses. Extraordinary expenses shall be subject to the prior approval of the Corporation's Chief Executive Officer.

10. Binding effect. This Agreement will bind the respective heirs, executors, administrators, successors, and assigns of the Employee and the Corporation. This Agreement may be amended from time to time as necessary by the execution of an amending document by both parties. Any/all executed Amendments to this Agreement constitute an integral part of the Agreement, and will be interpreted as such.

11. Headings. The headings used in this Agreement are for reference only. It is not intended that they be used to interpret the Agreement.

12. No waiver. No delay or failure of the Employee or the Corporation in exercising any right in this Agreement will affect that right. Nor will any exercise of a right affect any other right. Nor will a waiver of any right constitute a continuing waiver of any subsequent right or any other part of this Agreement.

13. Cumulative remedies. The parties' remedies under this Agreement or any provision of law or otherwise are cumulative. Exercising any of the remedies in the Agreement or under applicable law will not be considered a waiver of any other remedies.

14. Severability. Any provision of this Agreement found invalid or unenforceable will be severable from the remaining provisions, and the rest of the Agreement will be valid and enforceable as stated.

15. Entire agreement. This Agreement replaces all prior discussions, understandings, and oral agreements between the parties, and supercedes any previously executed written agreement between the parties. Any documents specifically outlined, referred to, or mentioned in this Agreement are to be considered as an integral component of this Agreement, and interpreted as such. This Agreement contains the entire understanding between the parties on matters included here. The Agreement cannot be modified unless it is done by an instrument or amending document executed by both parties.

16. State law. This Agreement will be construed and governed according to Florida law.



IN WITNESS WHEREOF, the parties have signed this Agreement intending it to be effective on the date above.



Corporation:                                Employee:
AMERICAN QUANTUM CYCLES, INC.               Printed name: Richard K. Hagen

by: /s/ Gary W. Irving                      Signature: /s/Richard K. Hagen

title: Chief Operating Officer
       Member of Board of Directors


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